UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2009
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Exchange Agreement
     On August 4, 2009, Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), announced that it completed a private exchange with certain holders of its 8% Senior Notes due 2013 (the “8% Notes”) pursuant to an Exchange Agreement, dated as of August 4, 2009 (the “Exchange Agreement”), by and between the Company, the subsidiaries of the Company party thereto and the exchanging noteholders. The Company exchanged approximately $52.2 million in aggregate principal amount of the 8% Notes for units (the “Units”) consisting of (i) approximately $42.1 million in aggregate principal amount of the Company’s new 11%/13% Third Lien Senior Secured Notes due 2013 (the “Third Lien Notes”) and (ii) warrants (the “Warrants”) to purchase 745,000 shares of the Company’s common stock. The Third Lien Notes were issued pursuant to an indenture, dated as of August 4, 2009 (the “Third Lien Notes Indenture”), by and among the Company, certain of the Company’s subsidiaries party thereto, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”). The Warrants and Units were issued pursuant a Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”), by and among the Company and U.S. Bank National Association, as warrant agent and unit agent.
     A copy of the Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Third Lien Notes Indenture
     The Third Lien Notes were issued under the Third Lien Notes Indenture, as part of a Unit consisting of Third Lien Notes and Warrants.
Interest and Maturity
     Interest is payable on the Third Lien Notes on February 15 and August 15 of each year, beginning on February 15, 2010 until their maturity date of February 15, 2013. The Company shall pay interest entirely in pay-in-kind interest (“PIK Interest”), by increasing the outstanding principal amount of the Third Lien Notes, on the first interest payment date on February 15, 2010, at an annual rate of 13.0%. The Company may, at its option, elect to pay interest in cash, at an annual rate of 11.0%, or in PIK Interest, at an annual rate of 13.0%, on the interest payment dates on August 15, 2010 and February 15, 2011. After February 15, 2011, the Company shall make all interest payments entirely in cash, at an annual rate of 11.0%.
Security and Guarantees
     The Third Lien Notes Indenture provides that the Third Lien Notes are senior secured obligations of the Company. The Company’s obligations under the Third Lien Notes are guaranteed by the Guarantors. The obligations of the Company and the Guarantors under the Third Lien Notes are secured by a third-priority lien on substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries, and a pledge of 100% of the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of each foreign subsidiary directly owned by a domestic subsidiary. The liens, the security interests and all obligations of the Company and the Guarantors are subject in all respects to the terms, provisions, conditions and limitations of the Intercreditor Agreements.
Covenants
     The Third Lien Notes Indenture contains restrictive covenants, including, without limitation, limitations on the ability of the Company and its subsidiaries to: incur additional debt; pay dividends on, redeem or repurchase capital stock; restrict dividends or other payments of subsidiaries; make investments; engage in transactions with affiliates; create liens on assets; engage in sale/leaseback transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

Events of Default
     The Third Lien Notes Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest, breach of covenants or other agreements in the Third Lien Notes Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and certain defaults with respect to the security documents. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Third Lien Notes may declare the principal of and accrued but unpaid interest on all of the Third Lien Notes to be due and payable. All provisions regarding remedies in an event of default are subject to the Intercreditor Agreements.
Redemption
     The Third Lien Notes may be redeemed from time to time on or after February 15, 2011, at the following redemption prices (a) 111% of the principal amount if such redemption occurs on and after February 15, 2011 but prior to August 15, 2011, (b) 105.5% of the principal amount if such redemption occurs on and after August 15, 2011 but prior to August 15, 2012, and (c) 100% of the principal amount if such redemption occurs on and after August 15, 2012. In addition, the Company may be required to make an offer to purchase the Third Lien Notes in certain circumstances described in the Third Lien Notes Indenture, including in connection with a change in control.
     The foregoing description is qualified in its entirety by reference to the Third Lien Notes Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Security Agreement
     In connection with the Third Lien Notes Indenture, on August 4, 2009, the Company and the Guarantors entered into a Security Agreement (the “Security Agreement”) with U.S. Bank National Association, as third lien collateral agent.
     Pursuant to the Security Agreement, the obligations of the Company and the Guarantors under the Third Lien Notes are secured by a third-priority lien on substantially all of the tangible and intangible assets of the Guarantors, as well as a pledge of 100% of the capital stock of the domestic subsidiaries of each of the Guarantors and 65% of the capital stock of each foreign subsidiary directly owned by a Guarantor.
     The foregoing description is qualified in its entirety by reference to the Security Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.
Warrant and Unit Agreement
     On August 4, 2009, the Company entered into the Warrant and Unit Agreement with U.S. Bank National Association, as unit agent and warrant agent.
     The Units are immediately separable, and when separated, the Third Lien Notes and Warrants become separately tradable.
     Each Warrant entitles the holder thereof to purchase 17.68588 shares of Company common stock at an exercise price of $0.35 per share. The Warrants provide for mandatory cashless exercise. The number of shares for which a Warrant may be exercised and the exercise price are subject to adjustment in certain events. The Warrants will be exercisable at any time on or after separation and prior to their expiration on August 4, 2019.
     The foregoing description is qualified in its entirety by reference to the Warrant and Unit Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.
Consent and Amendment No. 2 to First Lien Credit Agreement
     On August 4, 2009, the Company entered into a consent and second amendment (the “Second Amendment”) to the Loan and Security Agreement, dated as of January 7, 2009 and as amended as of March 12, 2009 (the “First Lien

Credit Agreement”), by and among the Company, certain of the Company’s direct and indirect U.S. subsidiaries, as borrowers (together with the Company, the “Borrowers”), and Bank of America, N.A., as agent and lender.
     Pursuant to the Second Amendment, the lender consented to the transactions described above, including the issuance of the Third Lien Notes, and the second lien term loan described below.
     The Second Amendment includes a reduction in size of the commitment from $47.5 million to $37.5 million and provides that borrowings under the First Lien Credit Agreement are subject to an availability block of $10.0 million, until the Company delivers a compliance certificate for any fiscal quarter ending March 31, 2010 or thereafter demonstrating a fixed charge coverage ratio of at least 1.1 to 1.0 for the most recent four fiscal quarters, at which time the availability block will be $7.5 million at all times while the fixed charge coverage ratio is at least 1.1 to 1.0. The Second Amendment further provides that the Company need not comply with any minimum EBITDA requirement or fixed charge coverage ratio requirement for as long as the Company maintains at least $5.0 million of borrowing availability (after giving effect to the $10.0 million availability block) under the First Lien Credit Agreement. If borrowing availability (after giving effect to the $10.0 million availability block) is less than $5.0 million for three consecutive business days or less than $2.5 million on any day, the Company will be required to comply with revised monthly minimum EBITDA requirements for 2009 set forth below and a fixed charge coverage ratio of 1.0:1.0 for fiscal quarters ending on or after March 31, 2010, and will be required to continue to comply with these requirements until the Company has borrowing availability (after giving effect to the $10.0 million availability block) of $5.0 million or greater for 60 consecutive days.
     The revised monthly minimum EBITDA requirements for 2009, if applicable, require the Company to maintain cumulative EBITDA, as defined in the First Lien Credit Agreement, as amended, calculated monthly starting on September 30, 2009, for each of the following periods as of the end of each fiscal month specified below:

EBITDA (as defined in
the First Lien Credit
Agreement, as
Period Ending on or Around	amended)
July 1, 2009 through September 30, 2009	$1,256,000
July 1, 2009 through October 31, 2009	$3,422,000
July 1, 2009 through November 30, 2009	$5,756,000
July 1, 2009 through December 31, 2009	$7,191,000
     Pursuant to the Second Amendment, the lender agreed to waive the covenant default resulting from the Company’s failure to be in compliance with the minimum EBITDA requirement as of June 30, 2009.
     The Second Amendment includes amendments to permit the Company to engage in asset securitization transactions involving accounts receivable.
     The Company paid the lender a fee of $500,000 and related expenses in connection with the Second Amendment.
     The foregoing description is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Second Lien Credit Agreement
     Concurrently with the exchange, the Company and the Guarantors entered into a Loan and Security Agreement (the “Second Lien Credit Agreement”) with Credit Suisse, as agent, and certain financial institutions, as lenders, providing for a term loan (the “Second Lien Term Loan”) in principal amount of $16.8 million, for proceeds of approximately $13.1 million (representing a discount of approximately 21.9%). The Company used these proceeds to repay borrowings under the First Lien Credit Agreement and to pay approximately $3.1 million of transaction fees and expenses relating to the notes exchange, the issuance of the Third Lien Notes and Warrants, the Second Lien Credit Agreement and the Second Amendment.
Interest and Maturity

     The Second Lien Term Loan bears interest at the fixed per annum rate of 15% until it matures on November 1, 2012. During an event of default, if the required lenders so elect, the interest rate applied to any outstanding obligations will be equal to the otherwise applicable rate plus 2.0%.
Security and Guarantees
     The Second Lien Credit Agreement provides that the Second Lien Term Loan is a senior secured obligation of the Company. The Company’s obligations under the Second Lien Credit Agreement are guaranteed by the Guarantors. The obligations of the Company and the Guarantors under the Second Lien Credit Agreement are secured by a second-priority lien on substantially all of the tangible and intangible assets of the Company and certain of its domestic subsidiaries, and a pledge of 100% of the capital stock of certain of the Company’s domestic subsidiaries and 65% of the capital stock of each foreign subsidiary directly owned by a domestic subsidiary.
Covenants
     The Second Lien Credit Agreement contains restrictive covenants, including, without limitation, limitations on the ability of the Company and its subsidiaries to: incur additional debt and guarantees; grant liens on assets; pay dividends or make other distributions; make investments or acquisitions; transfer or dispose of capital stock; dispose of assets; make payments on certain indebtedness; merge, combine or liquidate with any other person; engage in transactions with affiliates; engage in certain lines of business; enter into sale/leaseback transactions; and amend subordinated debt, the indenture governing the 8% Notes or the Third Lien Notes Indenture. In addition, the Second Lien Credit Agreement contains reporting covenants.
Events of Default
     The Second Lien Credit Agreement contains events of default, including, without limitation: nonpayment of obligations under the Second Lien Credit Agreement when due; material inaccuracy of representations and warranties; violation of covenants in the Second Lien Credit Agreement and certain other documents executed in connection therewith; default or acceleration of agreements related to debt in excess of $10.0 million; certain events of bankruptcy or insolvency; judgment or decree entered against the Company or a Guarantor for the payment of money in excess of $10.0 million; denial of the validity or enforceability of the second lien loan documents or any guaranty thereunder or failure of the second lien loan documents or any guaranty thereunder to be in full force and effect; and a change in control of the Company. All provisions regarding remedies in an event of default are subject to the Intercreditor Agreements.
Voluntary and Mandatory Prepayments
     Amounts outstanding under the Second Lien Term Loan may be prepaid from time to time after the first anniversary of August 4, 2009, when accompanied by prepayment premium equal to (a) 7.5% of the accreted value of the amount prepaid if such prepayment occurs after August 4, 2010 but on or before August 4, 2011, (b) 3.75% of the accreted value of the amount prepaid if such prepayment occurs after August 4, 2011 but on or before August 4, 2012, and (c) 0% of the accreted value of the amount prepaid if such prepayment occurs after August 4, 2012 without penalty or premium.
     In addition, within five business days of certain permitted asset dispositions or receipt of insurance or condemnation proceeds, the Company must apply the net proceeds (in the case of asset dispositions) to prepay the term loan, except that the proceeds do not have to be used to prepay the term loan if they are used to acquire property that is useful in the Company’s business within 180 days of receipt of such proceeds but only if no default exists at that time and if the property so acquired will be free of liens, other than permitted liens. All provisions regarding voluntary and mandatory prepayments are subject to the Intercreditor Agreements.
     The foregoing description is qualified in its entirety by reference to the Second Lien Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Intercreditor Agreements
     On August 4, 2009, the Company and certain of its subsidiaries entered into an Intercreditor Agreement (the “Senior Intercreditor Agreement”) with Bank of America, N.A., as first lien administrative and collateral agent under the First Lien Credit Agreement, Credit Suisse, as second lien administrative and collateral agent under the Second Lien Credit Agreement, and U.S. Bank National Association, as trustee and third lien collateral agent under the Third Lien Notes Indenture. The Senior Intercreditor Agreement establishes the relative lien priorities and rights of the lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement and the holders of the Third Lien Notes. In addition, on August 4, 2009, the Company and certain of its subsidiaries entered into an Intercreditor Agreement (the “Junior Intercreditor Agreement” and together with the Senior Intercreditor Agreement, the “Intercreditor Agreements”) with Credit Suisse, as second lien administrative and collateral agent under the Second Lien Credit Agreement, and U.S. Bank National Association, as trustee and third lien collateral agent under the Third Lien Notes Indenture. The Junior Intercreditor Agreement establishes the relative lien priorities and rights of the lenders under the Second Lien Credit Agreement and the holders of the Third Lien Notes.
     The foregoing description is qualified in its entirety by reference to the Intercreditor Agreements, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under the captions “Third Lien Notes Indenture” and “Second Lien Credit Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
     In connection with the exchange pursuant to the Exchange Agreement, the Company issued 42,124 Units, consisting of $42.1 million in aggregate principal amount of the Third Lien Notes and 745,000 Warrants, in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Units and Warrants were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder.
Item 8.01. Other Events.
     On August 4, 2009, the Company issued a press release announcing the completion of the refinancing transactions above. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit No.	Description
4.1	Indenture, dated as of August 4, 2009, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Security Agreement, dated as of August 4, 2009, by and among the Company, the subsidiaries party thereto and U.S. Bank National Association, as third lien collateral agent.

4.3	Warrant and Unit Agreement, dated as of August 4, 2009, by and between the Company and U.S. Bank National Association, as warrant agent and unit agent.

10.1	Exchange Agreement, dated as of August 4, 2009, by and among the Company, the subsidiaries party thereto and certain holders of the Company’s 8% Senior Notes due 2013.

10.2	Consent and Amendment No. 2 to Loan and Security Agreement, dated as of August 4, 2009, by and among the Company, certain of the Company’s subsidiaries, as borrowers, and Bank of America, N.A. as agent and lender.

10.3	Loan and Security Agreement, dated as of August 4, 2009, by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the financial institutions party to thereto, as lenders, and Credit Suisse, as agent.

Exhibit No.	Description
10.4	Intercreditor Agreement, dated as of August 4, 2009, by and among the Company , certain of the Company’s subsidiaries, Bank of America, N.A., as first lien administrative and collateral agent under the First Lien Credit Agreement, Credit Suisse, as second lien administrative and collateral agent under the Second Lien Credit Agreement and U.S. Bank National Association, as trustee and third lien collateral agent under the Third Lien Notes Indenture.

10.5	Intercreditor Agreement, dated as of August 4, 2009, by and among the Company, certain of the Company’s subsidiaries, Credit Suisse, as second lien administrative and collateral agent under the Second Lien Credit Agreement and U.S. Bank National Association, as trustee and third lien collateral agent under the Third Lien Notes Indenture.

99.1	Press Release, dated August 4, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
August 5, 2009	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer